COMPUTATIONS OF EARNINGS PER SHARE

                               Three Months Ended

                                December 31, 1997




                                               Less
                          Total Shares      Unallocated      Shares Used For
                          Outstanding       ESOP Shares      EPS Calculation
                          -----------       -----------      ---------------

 September 30, 1997        1,026,366           65,062             961,304
 October 31, 1997          1,026,366           65,062             961,304
 November 30, 1997         1,026,366           65,062             961,304
 December 31, 1997         1,026,366           65,062             961,304

Weighted   average   number   of  shares
outstanding   for  the   quarter   ended
December  31,  1997,  for  earnings  per
share calculation                                                 961,304

Stock options outstanding at December 31, 1997:                   100,276
                                                                  -------

Exercise price of stock options:                            $14.125 per share
                                                            -----------------

Average stock price for three month period:                       $20.906
                                                                  -------
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                                                    Three Months Ended
                                                        December 31,
                                               -----------      -----------
Basic Earnings Per Share                           1997             1996
                                               -----------      -----------
Income available to common stockholders ..     $   144,304      $   183,230
                                               ===========      ===========

Weighted average number of common shares
   outstanding for basic EPS calculation .         961,304        1,002,964
                                               ===========      ===========

             Basic Earnings Per Share ....     $       .15      $       .18
                                               ===========      ===========

Diluted Earnings Per Share

Income available to common stockholders ..     $   144,304      $   183,230
                                               ===========      ===========

Weighted average number of common shares
   outstanding for basic EPS calculation .         961,304        1,002,964

Weighted average common shares issued
   under stock option plans ..............         100,276          101,321

Less weighted average shares assumed
   repurchased with proceeds .............         (67,751)         (91,229)
                                               -----------      -----------

Weighted average number of common shares
   outstanding for diluted EPS calculation         993,829        1,013,056
                                               ===========      ===========

         Diluted Earnings Per Share ......     $       .15      $       .18
                                               ===========      ===========
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